Exhibit 99.3

Sonus Customer/Partner note from R. Dolan to be sent with PDF attachment of release

Dear Valued Customer/Partner,

I am pleased to share the exciting news that moments ago, we announced that Sonus will combine with GENBAND to create what we believe will be a new leader in real-time communications (RTC), with increased size and market reach across products, customers and geographies.  The joint press release we issued this morning is attached.

We are very excited about this combination, which brings together two complementary businesses and world-class teams that will be well positioned to offer even more value to customers and partners when it comes to quickly and securely launching new RTC offerings.  Together, we will have greater resources across the globe to support your needs, through a broader and deeper sales footprint, increased ability to invest in growth, more efficient and effective R&D, and smoother migration paths to the virtualized all-IP world.

Importantly, it is business as usual at Sonus.  The transaction is expected to be finalized in the second half of this year and until then, Sonus and GENBAND will continue to operate as independent companies. Your point of contact at Sonus will remain the same, and you can be sure that providing outstanding customer service remains our top priority.

We will keep you informed of the promising combination milestones as appropriate.  In the meantime, please feel free to get in touch with your normal point of contact at Sonus with any questions.  You can also visit www.rtcleaders.com for more information and we will provide updates using this site going forward.

As always, thank you for your continued partnership.

Sincerely,

Ray Dolan

President and CEO

Sonus Networks

IMPORTANT INFORMATION ABOUT THE TRANSACTION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Sonus will cause Solstice Sapphire Investments, Inc., a wholly-owned subsidiary of Sonus formed to act as a holding company in connection with the transaction (“NewCo”), to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Sonus and GENBAND and certain of its affiliates (the “GENBAND Parties”) and a prospectus of NewCo and Sonus and the parties may file with the SEC other relevant documents concerning the proposed transaction. Sonus will mail the joint proxy statement/prospectus to the Sonus stockholders and the GENBAND Party equity holders. SONUS STOCKHOLDERS AND GENBAND PARTY EQUITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other filings containing information about Sonus at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge from Sonus’ Investor Relations website (http://investors.sonusnet.com/) or by requesting them from Sonus’ corporate secretary at Sonus

Networks, Inc., 4 Technology Park Drive, Westford, Massachusetts 01886, Attention: Corporate Secretary.

Sonus, NewCo, the GENBAND Parties and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Sonus stockholders in connection with the proposed transaction. Information about the directors and executive officers of Sonus and their ownership of Sonus common stock is set forth in the proxy statement for Sonus’ 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 28, 2017.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.

NO OFFERS OR SOLICITATIONS

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the expected performance of the combined companies. Uncertainties that could cause actual results to be materially different than those expressed in Sonus’ and the GENBAND Parties’ forward-looking statements include the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction in a timely matter or at all. These or other uncertainties may cause actual future results to be materially different from those expressed in Sonus’ and the GENBAND Parties’ forward-looking statements. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the expectations of Sonus or any GENBAND Party will be realized. Many factors could cause actual results to differ materially from these forward-looking statements with respect to the proposed transaction, including risks relating to the completion of the proposed transaction on anticipated terms and timing, including obtaining equity holder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, the ability of Sonus and the GENBAND Parties to integrate the business successfully and to achieve anticipated synergies, potential litigation relating to the proposed transaction, and the risk that disruptions from the proposed transaction will harm Sonus’ or the GENBAND Parties’ business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Sonus’ or the GENBAND Parties’ consolidated financial condition, results of operations or liquidity. Neither Sonus nor any GENBAND Party assumes any obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.